SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------
                                    FORM 8-K
                                   ----------



 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

      Date of Report (date of earliest event reported): September 18, 1996


                                 PhyMatrix Corp.
             (Exact name of registrant as specified in its charter)


           Delaware                 0-27568                       65-0617076
     State or other          Commission File Number             IRS Employer
    jurisdiction of                                           Identification No.
     incorporation


                             777 South Flagler Drive
                            West Palm Beach, FL 33401
                    (Address of principal executive offices)



                                (561) 655-3500
                        (Registrant's telephone number,
                              including area code)

Item 2.  Acquisition or Disposition of Assets.

      On September 18, 1996, PhyMatrix Corp. (the "Company") acquired the remaining 56.25% interest in Physicians Choice Management, LLC, a Connecticut limited liability corporation ("PhyChoice"). The Company acquired a 43.75% interest in PhyChoice during December 1995. PhyChoice is a management services organization that provides management services to an independent physician association composed of over 330 physicians based in Connecticut. The Company purchased the remaining 56.25% interest in PhyChoice from PhyChoice's shareholders, Eric Moscow, Wayne Lipton and Richard Lipton, for a payment of $1,000,000 in cash plus 363,442 shares of the Company's Common Stock. The $1,000,000 cash payment came from the Company's working capital. The Company has also agreed to loan the selling shareholders of PhyChoice $2.8 million in the event that they incur a tax liability related to the sale. The acquisition was accounted for under the purchase method of accounting.

      The terms of the Merger were determined by negotiations between officers of the Company and officers and certain stockholders of PhyChoice. In negotiating these terms, the Company considered a number of factors, including the nature of the business of PhyChoice and the feasibility of integrating this business with the Company's operations.

Item 7.  Financial Statements and Exhibits.

      (a)  Financial statements of business acquired.

            Incorporated by reference to pages F-191 - F-196 of the Company's Registration Statement on Form S-1 (Registration No. 333-08269).

      (b)  Pro forma financial information.

            Incorporated by reference to pages 21-38 of the Company's Registration Statement on Form S-1 (Registration No. 333-08269).

      (c)  Exhibits.

      Exhibit No. Description

           2.1 Asset Purchase Agreement dated August 21, 1996 between Eric Moscow, Richard Lipton, Wayne Lipton and Physicians Choice, LLC and Physician's Choice, Inc.

           23.1   Consent of Friedberg, Smith & Co., P.C.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHYMATRIX CORP.


                                          By:  /s/ Frederick R. Leathers
                                               Frederick R. Leathers
                                               Chief Financial Officer and
                                                Treasurer

Dated: September 30, 1996





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